UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2016

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2016, 3D Systems Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 71,843,291 shares of common stock were present in person or represented by proxy at the Annual Meeting, consisting of approximately 64.46% of the voting power of the Company entitled to vote. The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal One:

As set forth below, the Company’s stockholders elected the following directors to serve until the next annual meeting and until their successors are duly elected and qualified:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nominees for Election to Board of Directors:
William E. Curran	36,036,687	554,241	187,194	35,065,169
Thomas W. Erickson	35,026,058	1,472,517	279,547	35,065,169
Charles W. Hull	36,014,173	578,394	185,555	35,065,169
William D. Humes	36,067,556	463,573	246,993	35,065,169
Jim D. Kever	29,375,822	7,216,490	185,810	35,065,169
G. Walter Loewenbaum, II	34,984,700	1,602,321	191,101	35,065,169
Kevin S. Moore	35,280,125	1,250,005	247,992	35,065,169
Daniel S. Van Riper	35,016,422	1,567,442	194,258	35,065,169
Karen E. Welke	35,053,364	1,544,981	179,777	35,065,169

Proposal Two:

As set forth below, the Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

Votes For	Votes Against	Abstentions
70,613,677	698,840	530,774

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 18, 2016
	By:	/s/ Andrew M. Johnson
(Signature)
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary